UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
                On June 29, 2017, Homeland Energy Solutions, LLC (the "Company") entered into a new $30 million term loan (the "Term Loan") and increased and extended the Company's existing revolving loan (the "Revolving Loan") with Home Federal Savings Bank ("Home Federal").

Term Loan

                The Company entered into a new $30 million term loan with a fixed interest rate of 4.79%.  The Company will pay interest on the Term Loan monthly with semi-annual principal payments of $3 million commencing on June 30, 2018.  The maturity date of the Term Loan is December 31, 2022.  The Company has the ability to prepay principal on the Term Loan without penalty or premium by giving Home Federal thirty days advance notice.  If the Company chooses to refinance the Term Loan within the first thirty-six months following the closing, the Company will be required to pay Home Federal a prepayment fee.  In the event the Company defaults on the Term Loan, Home Federal can charge a default interest rate 2% in excess of the current interest rate.

Revolving Loan

                The Company increased the amount available pursuant to the Company's current revolving loan from $20 million to $30 million by executing an Amended and Restated Term Revolving Note.  Interest on the Revolving Loan accrues at 310 basis points in excess of the 30-day London Interbank Offered Rate (LIBOR).  The maturity date of the Revolving Loan was extended to December 31, 2022.  The Company agreed to pay a fee of 30 basis points on a per annum basis on the unused portion of the Revolving Loan payable on a quarterly basis.

Financial Covenants

                The Company agreed to a debt service coverage ratio of 1:15 to 1:00 and agreed to increase the Company's minimum working capital covenant from $27.5 million to $30 million once the Company's expansion is complete.  The Company is permitted to pay distributions to its members up to 100% of the Company's net income for the year in which the distributions are paid provided that immediately prior to the distribution and after giving effect to the distribution, no default exists and the Company is in compliance with all of its loan covenants including compliance with the financial covenants.  Further, the Company's maximum capital expenditure covenant was increased from $5 million to $10 million per year.

Distribution

On June 16, 2017, the Company declared a distribution of $8,977,315 to be paid to 64,585 membership units which equals $139.00 per membership unit which was contingent on the Home Federal loan closing. The distribution was paid on July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: July 6, 2017	/s/ Beth Eiler
Beth Eiler
Chief Financial Officer